Exhibit 99.1

Intercontinental Exchange Statement
on the Passing of Board Member Jean-Marc Forneri

ATLANTA and NEW YORK -- December 30, 2020 -- Intercontinental Exchange, Inc. (NYSE: ICE), a leading operator of global exchanges and clearing houses and provider of mortgage technology, data and listings services, issued statements from company leaders today mourning the loss of longtime board member Jean-Marc Forneri, who passed away on December 28, 2020.

“On behalf of his colleagues on the ICE Board of Directors, we are deeply saddened as we mourn the loss of our dear friend Jean-Marc,” said Jeffrey C. Sprecher, ICE’s Founder, Chairman and Chief Executive Officer. “Jean-Marc was both a witness to, and participant in, the full span of our history, providing pivotal advice and leadership during his long service to our shareholders. We extend our sincere condolences to Jean-Marc’s family at this difficult time.”

Mr. Forneri had been a Director of ICE since 2002. In 2004, he founded and continued to serve as Senior Partner of Bucephale Finance, a boutique M&A firm specializing in large transactions for French corporations, international investors and private equity firms. Prior to founding Bucephale Finance, Mr. Forneri held senior leadership positions at Credit Suisse First Boston and served as a partner at Demachy Worms & Cie Finance, where he ran the group’s investment banking activities.

“A man of integrity, charm and intelligence, Jean-Marc’s vision and wisdom were integral in ICE's decision to participate in the emerging industry of electronic trading,” said Fred Salerno, ICE’s Lead Independent Director. “Our ICE family has lost an indelible part of our history with Jean-Marc's passing. We will always be grateful for his innumerable contributions over the years to our success and for his friendship that he shared so graciously with each of us.”

As a member of the ICE Board of Directors, Mr. Forneri also served on the Board’s Nominating and Corporate Governance Committee and its Risk Committee. Following Mr. Forneri’s passing, the Board is currently comprised of 13 members.

About Intercontinental Exchange

Intercontinental Exchange (NYSE: ICE) is a Fortune 500 company and provider of marketplace infrastructure, data services and technology solutions to a broad range of customers including financial institutions, corporations and government entities. We operate regulated marketplaces, including the New York Stock Exchange, for the listing, trading and clearing of a broad array of derivatives contracts and financial securities across major asset classes. Our comprehensive data services offering supports the trading, investment, risk management and connectivity needs of customers around the world and across asset classes. As a leading technology provider for the U.S. residential mortgage industry, ICE Mortgage Technology provides the technology and infrastructure to transform and digitize U.S. residential mortgages, from application and loan origination through to final settlement.

Trademarks of ICE and/or its affiliates include Intercontinental Exchange, ICE, ICE block design, NYSE and New York Stock Exchange. Information regarding additional trademarks and intellectual property rights of Intercontinental Exchange, Inc. and/or its affiliates is located at http://www.intercontinentalexchange.com/terms-of-use. Key Information Documents for certain products covered by the EU Packaged Retail and Insurance-based Investment Products Regulation can be accessed on the relevant exchange website under the heading “Key Information Documents (KIDS).”

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Statements in this press release regarding ICE's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ICE's Securities and Exchange Commission (SEC) filings, including, but not limited to, the risk factors in ICE's Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on February 6, 2020.

SOURCE: Intercontinental Exchange

ICE-CORP

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